Exhibit 99.1
MP Materials Reports Second Quarter 2026 Results
NdPr production of 840 metric tons, a 41% increase year over year
NdPr sales of 1,006 metric tons1, a 127% increase year over year
Generated $126.1 million of consolidated revenue and PPA Income, consisting of
$108.5 million of revenue and $17.6 million of PPA Income
Materials Segment1 generated $95.6 million in revenue, $17.6 million of PPA Income, and $32.5 million in Adjusted EBITDA
Magnetics Segment generated $16.5 million in revenue and $7.5 million in Adjusted EBITDA
Signed significant long-term offtake agreement with new American aerospace and defense customer for separated gadolinium, expanding HREE business at attractive economics
Launched Project Swarm to aggregate demand and standardize specs for the drone industry; executed subscription agreements with multiple leading U.S. and allied customers
LAS VEGAS, August 6, 2026 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial and operational results for the three months ended June 30, 2026.
“MP Materials built on its strong start to the year, ramping NdPr production and sales volumes while generating solid Adjusted EBITDA,” said James Litinsky, Founder, Chairman and CEO of MP Materials. “We also signed a significant long-term agreement to supply gadolinium to a new U.S. aerospace and defense customer at attractive economics, expanding both our customer base and our heavy rare earth product portfolio.”

Litinsky continued, “Across our business, we continued to execute on our long-term strategy. Magnet qualification at Independence advanced through additional deliveries for customer qualification and regulatory testing, while construction of our 10X facility accelerated. As we expand our commercial relationships, scale domestic manufacturing capacity, and deepen our vertical integration, we are strengthening MP's competitive position and building a differentiated industrial platform that we believe will drive long-term shareholder value.”
Second Quarter 2026 Consolidated Financial Highlights

	For the three months ended June 30,		2026 vs. 2025
(in thousands, except per share data, unaudited)	2026	2025	$ Change	% Change
Financial Measures:
Revenue	$108,490	$57,393	$51,097	89%
Price protection agreement income	$17,580	$—	$17,580	N/M
Net loss	$(20,296)	$(30,872)	$10,576	34%
Adjusted EBITDA[2]	$28,493	$(12,535)	$41,028	N/M
Adjusted Net Loss[2]	$(2,089)	$(21,374)	$19,285	90%
Diluted loss per common share	$(0.11)	$(0.19)	$0.08	42%
Adjusted Diluted EPS[2]	$(0.01)	$(0.13)	$0.12	92%
N/M = Not meaningful.
1 Includes sales volumes, revenue, and profits recognized in the Materials Segment on intercompany transactions with the Magnetics Segment.
2 See “Use of Non-GAAP Financial Measures” below for the definitions. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Second Quarter 2026 Consolidated Review
Consolidated revenue increased 89% year over year to $108.5 million, driven by higher sales of NdPr oxide and metal, as well as stronger market pricing. The increase was partially offset by the cessation of concentrate sales beginning in July 2025 and slightly lower revenue from magnet precursor products due to the start-up of magnetics production at Independence.
Adjusted EBITDA increased by $41.0 million year over year to $28.5 million, driven mainly by the changes in revenues discussed above, as well as the price protection agreement income (“PPA Income”) generated in the Materials Segment. These improvements were partially offset by higher Cost of Sales in the Materials Segment due to the significant growth in NdPr sales volumes as well as higher SG&A mainly driven by higher headcount to support our downstream expansion.
Adjusted Net Loss improved by $19.3 million year over year to $(2.1) million, driven primarily by the higher Adjusted EBITDA discussed above, along with higher interest income due to increased cash and short-term investment balances. This improvement was partially offset by the amortization related to the price protection agreement upfront asset, with no comparable cost in the prior year period, as well as higher interest expense mainly due to the July 2025 Department of War loan to support the buildout of samarium oxide production.
Net loss improved by $10.6 million year over year to $(20.3) million, primarily due to the factors driving the improvement in Adjusted Net Loss discussed above, partially offset by higher Start-up costs from the ramp-up of start-up activities for initial magnet production ahead of commercial production, as well as higher stock based compensation expense.
Diluted loss per common share and Adjusted Diluted EPS improved by $0.08 and $0.12 year over year, respectively, to $(0.11) and $(0.01), respectively, in line with the change in Net loss and Adjusted Net Loss discussed above.
Second Quarter 2026 Segment Financial Highlights

	For the three months ended June 30,		2026 vs. 2025
(in thousands, unaudited)	2026	2025	$ Change	% Change
Segment Financials:
Revenue
Materials Segment	$95,629	$37,532	$58,097	155%
Magnetics Segment	16,524	19,861	(3,337)	(17)%
Intercompany eliminations(1)	(3,663)	—	(3,663)	N/M
Total revenue	$108,490	$57,393	$51,097	89%

Segment Adjusted EBITDA
Materials Segment	$32,505	$(12,678)	$45,183	N/M
Magnetics Segment	7,532	8,089	(557)	(7)%
Total Segment Adjusted EBITDA	$40,037	$(4,589)	$44,626	N/M
Corporate and other(2)	(10,983)	(7,946)	(3,037)	(38)%
Intercompany eliminations(1)	(561)	—	(561)	N/M
Adjusted EBITDA(3)	$28,493	$(12,535)	$41,028	N/M
N/M = Not meaningful.
(1)Represents the elimination of intercompany revenues and Segment Adjusted EBITDA associated with NdPr oxide sales made by the Materials Segment to the Magnetics Segment.
(2)Corporate and other is not considered a reportable segment, and is presented solely to reconcile the total of Segment Adjusted EBITDA to Adjusted EBITDA on a consolidated basis.
(3)See “Use of Non-GAAP Financial Measures” below for definition. See table below for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income or loss.

Second Quarter 2026 Materials Segment Financial and Operational Results

	For the three months ended June 30,		2026 vs. 2025
(unaudited)	2026	2025	Amount Change	% Change
Revenue:	(in thousands)
NdPr oxide and metal	$94,434	$25,045	$69,389	277%
Rare earth concentrate	—	11,877	(11,877)	N/M
Other revenue	1,195	610	585	96%
Total Materials Segment revenue	$95,629	$37,532	$58,097	155%

Price protection agreement income	$17,580	$—	$17,580	N/M

Segment Adjusted EBITDA(1)	$32,505	$(12,678)	$45,183	N/M

Key Performance Indicators(2):	(in whole units)
Separated NdPr products
NdPr Production Volume (MTs)	840	597	243	41%
NdPr Sales Volume (MTs)	1,006	443	563	127%
Rare earth concentrate
REO Production Volume (MTs)	11,072	13,145	(2,073)	(16)%
N/M = Not meaningful.
(1)See “Segment Information” below for further information.
(2)See “Key Performance Indicators” below for definitions and further information.

Second Quarter 2026 Magnetics Segment Financial Results

	For the three months ended June 30,		2026 vs. 2025
(in thousands, unaudited)	2026	2025	$ Change	% Change
Magnetic precursor products revenue	$16,524	$19,861	$(3,337)	(17)%

Segment Adjusted EBITDA(1)	$7,532	$8,089	$(557)	(7)%
(1)See “Segment Information” below for further information.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2026	December 31, 2025
(U.S. dollars in thousands, except share and per share data, unaudited)
Assets
Current assets
Cash and cash equivalents	$429,075	$1,166,011
Short-term investments	1,023,564	664,275
Total cash, cash equivalents and short-term investments	1,452,639	1,830,286
Trade accounts receivable	40,436	14,642
Other receivables	56,281	132,042
Inventories	173,428	171,560
Prepaid expenses and other current assets	22,624	17,271
Total current assets	1,745,408	2,165,801
Non-current assets
Property, plant and equipment, net	1,608,625	1,369,817
Inventories	106,082	80,539
Price protection agreement upfront asset, net	187,544	209,668
Other non-current assets	79,081	38,335
Total non-current assets	1,981,332	1,698,359
Total assets	$3,726,740	$3,864,160
Liabilities, redeemable preferred stock and stockholders’ equity
Current liabilities
Accounts and construction payable	$46,024	$36,655
Accrued liabilities	60,329	95,086
Current portion of long-term debt	—	67,411
Deferred revenue	45,547	74,301
Other current liabilities	31,638	25,596
Total current liabilities	183,538	299,049
Non-current liabilities
Long-term debt, net of current portion	934,583	931,330
Deferred revenue	80,861	83,889
Deferred government grant	26,134	22,101
Deferred investment tax credit	35,285	26,860
Deferred income taxes	27,021	51,558
Other non-current liabilities	68,371	57,005
Total non-current liabilities	1,172,255	1,172,743
Total liabilities	1,355,793	1,471,792
Commitments and contingencies
Redeemable preferred stock:
Series A cumulative perpetual convertible preferred stock ($0.0001 par value, 400,000 shares authorized, issued and outstanding as of June 30, 2026, and December 31, 2025, respectively; aggregate liquidation preference of $428,088 and $413,489 as of June 30, 2026 and December 31, 2025, respectively)	413,611	413,611
Stockholders’ equity:
Preferred stock, undesignated ($0.0001 par value, 49,600,000 shares authorized as of June 30, 2026, and December 31, 2025, respectively, zero issued and outstanding in either period)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 193,301,058 and 192,607,429 shares issued, and 178,051,276 and 177,357,647 shares outstanding, as of June 30, 2026, and December 31, 2025, respectively)	19	19
Additional paid-in capital	1,978,458	1,970,970
Retained earnings	206,164	234,428
Accumulated other comprehensive income (loss)	(258)	387
Treasury stock, at cost, 15,249,782 shares for both periods	(227,047)	(227,047)
Total stockholders’ equity	1,957,336	1,978,757
Total liabilities, redeemable preferred stock and stockholders’ equity	$3,726,740	$3,864,160

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data, unaudited)	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Revenue	$108,490	$57,393	$199,139	$118,203
Price protection agreement income	17,580	—	59,853	—
Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	72,292	50,431	146,537	99,262
Selling, general and administrative	35,164	27,429	68,804	51,595
Depreciation, depletion and amortization	35,379	20,777	67,516	42,161
Start-up costs	14,428	761	20,317	1,737
Advanced projects and development	1,283	2,496	3,188	2,970
Other operating costs and expenses (income), net	(447)	(619)	8,781	(862)
Total operating costs and expenses, net	158,099	101,275	315,143	196,863
Operating loss	(32,029)	(43,882)	(56,151)	(78,660)
Interest expense, net	(9,703)	(5,414)	(19,549)	(13,029)
Other income, net	12,397	6,572	32,723	21,790
Loss before income taxes	(29,335)	(42,724)	(42,977)	(69,899)
Income tax benefit	9,039	11,852	14,713	16,379
Net loss	$(20,296)	$(30,872)	$(28,264)	$(53,520)

Loss per common share:
Basic	$(0.11)	$(0.19)	$(0.16)	$(0.33)
Diluted	$(0.11)	$(0.19)	$(0.16)	$(0.33)

Weighted-average shares outstanding:
Basic	178,409,085	163,834,693	178,215,393	163,799,713
Diluted	178,409,085	163,834,693	178,215,393	163,799,713

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
(U.S. dollars in thousands, unaudited)	2026	2025
Operating activities:
Net loss	$(28,264)	$(53,520)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	67,516	42,161
Accretion of discount on short-term investments	(12,956)	(11,462)
Stock-based compensation expense	24,217	12,905
Amortization of debt discount and debt issuance costs	3,621	2,074
Lower of cost or net realizable value reserve	—	6,736
Deferred income taxes	(13,444)	(17,936)
Other	154	(5,919)
Decrease (increase) in operating assets:
Trade accounts receivable	(25,794)	(2,686)
Other receivables	58,677	(10,951)
Inventories	(20,809)	(52,441)
Prepaid expenses, other current and non-current assets	(13,694)	(4,481)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	(4,108)	1,201
Deferred revenue	(33,872)	24,948
Deferred government grant	5,857	3,313
Other current and non-current liabilities	(2,162)	(795)
Net cash provided by (used in) operating activities	4,939	(66,853)
Investing activities:
Additions to property, plant and equipment	(307,711)	(59,473)
Purchases of short-term investments	(1,236,482)	(683,815)
Proceeds from sales of short-term investments	15,840	80,387
Proceeds from maturities of short-term investments	873,593	690,942
Proceeds from return of investment in equity method investee	—	9,673
Proceeds from sale of property, plant and equipment	—	4,063
Proceeds from government awards used for construction	—	12,200
Net cash provided by (used in) investing activities	(654,760)	53,977
Financing activities:
Payments to retire long-term debt	(67,499)	—
Principal payments on debt obligations	(2,177)	(3,857)
Tax withholding on stock-based awards	(18,246)	(3,877)
Net cash used in financing activities	(87,922)	(7,734)
Net change in cash, cash equivalents and restricted cash	(737,743)	(20,610)
Cash, cash equivalents and restricted cash beginning balance	1,167,359	283,603
Cash, cash equivalents and restricted cash ending balance	$429,616	$262,993

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$429,075	$261,535
Restricted cash, current	541	918
Restricted cash, non-current	—	540
Total cash, cash equivalents and restricted cash	$429,616	$262,993

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2026	2025	2026	2025
Net loss	$(20,296)	$(30,872)	$(28,264)	$(53,520)
Adjusted for:
Depreciation, depletion and amortization	35,379	20,777	67,516	42,161
Interest expense, net	9,703	5,414	19,549	13,029
Income tax benefit	(9,039)	(11,852)	(14,713)	(16,379)
Stock-based compensation expense(1)	11,287	5,427	24,154	12,780
Initial start-up costs(2)	13,588	634	18,441	1,406
Transaction-related and other costs(3)	(285)	5,128	10,204	7,944
Accretion of asset retirement and environmental obligations(4)	385	372	771	745
Loss (gain) on disposals of long-lived assets, net(4)	168	(991)	168	(1,607)
Other income, net(5)	(12,397)	(6,572)	(32,723)	(21,790)
Adjusted EBITDA	$28,493	$(12,535)	$65,103	$(15,231)
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Primarily relates to certain costs incurred in connection with the commissioning and starting up of our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific matters or transactions, including litigation matters, potential acquisitions, mergers, or other investments. For the three and six months ended June 30, 2026, amount is principally included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations. The six months ended June 30, 2026, includes $8.8 million related to the settlement of a construction-related litigation matter. For the three and six months ended June 30, 2025, amount is principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations. The three and six months ended June 30, 2025, includes $1.8 million of transaction costs to establish our partnership with the DoW.
(4)Included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations.
(5)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2026	2025	2026	2025
Net loss	$(20,296)	$(30,872)	$(28,264)	$(53,520)
Adjusted for:
Stock-based compensation expense(1)	11,287	5,427	24,154	12,780
Initial start-up costs(2)	13,588	634	18,441	1,406
Transaction-related and other costs(3)	(285)	5,128	10,204	7,944
Loss (gain) on disposals of long-lived assets, net(4)	168	(991)	168	(1,607)
Change in fair value of derivative instrument(5)	1,223	2,529	(2,875)	(4,468)
Tax impact of adjustments above(6)	(7,774)	(3,229)	(17,265)	(3,807)
Adjusted Net Income (Loss)	$(2,089)	$(21,374)	$4,563	$(41,272)
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Primarily relates to certain costs incurred in connection with the commissioning and starting up of our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific matters or transactions, including litigation matters, potential acquisitions, mergers, or other investments. For the three and six months ended June 30, 2026, amount is principally included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations. The six months ended June 30, 2026, includes $8.8 million related to the settlement of a construction-related litigation matter. For the three and six months ended June 30, 2025, amount is principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations. The three and six months ended June 30, 2025, includes $1.8 million of transaction costs to establish our partnership with the DoW.
(4)Included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations.
(5)Included in “Other income, net” within our unaudited Condensed Consolidated Statements of Operations.
(6)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, applied to each adjustment. The adjusted effective tax rates were 29.9%, 34.5%, 25.4% and 23.7% for the three and six months ended June 30, 2026 and 2025, respectively.

MP MATERIALS CORP. AND SUBSIDIARIES
Reconciliation of GAAP Diluted Loss per Common Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended June 30,		For the six months ended June 30,
(unaudited)	2026	2025	2026	2025
Diluted loss per common share	$(0.11)	$(0.19)	$(0.16)	$(0.33)
Adjusted for:
Stock-based compensation expense	0.06	0.04	0.13	0.08
Initial start-up costs	0.08	—	0.10	0.01
Transaction-related and other costs	—	0.03	0.05	0.05
Loss (gain) on disposals of long-lived assets, net	—	(0.01)	—	(0.01)
Change in fair value of derivative instrument	0.01	0.02	(0.01)	(0.03)
Tax impact of adjustments above(1)	(0.05)	(0.02)	(0.09)	(0.02)
Adjusted Diluted EPS	$(0.01)	$(0.13)	$0.02	$(0.25)

Diluted weighted-average shares outstanding	178,409,085	163,834,693	178,215,393	163,799,713
Assumed conversion of Series A Preferred Stock(2)	—	—	13,320,013	—
Assumed conversion of Warrant(2)	—	—	5,625,340	—
Assumed conversion of 2026 Notes(2)	—	—	201,759	—
Assumed conversion of restricted stock units(2)	—	—	1,034,255	—
Assumed conversion of performance stock units(2)	—	—	513,241	—
Adjusted diluted weighted-average shares outstanding	178,409,085	163,834,693	198,910,001	163,799,713
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, applied to each adjustment. The adjusted effective tax rates were 29.9%, 34.5%, 25.4% and 23.7% for the three and six months ended June 30, 2026 and 2025, respectively.
(2)For the six months ended June 30, 2026, these shares were antidilutive for GAAP purposes. For purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of these shares since they would not be antidilutive when using Adjusted Net Income as the numerator in the calculation of Adjusted Diluted EPS.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, August 6, 2026. To join the conference call on a listen-only basis, participants should dial 1-888-788-0099 and international participants should dial 1-646-876-9923 and enter the conference ID number: 972 8270 1571 as well as the passcode: 293840. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) is America’s only fully integrated rare earth producer with capabilities spanning the entire supply chain—from mining and processing to advanced metallization and magnet manufacturing. We extract and refine materials from one of the world’s richest rare earth deposits in California and manufacture the world’s strongest and most efficient permanent magnets. Our products enable innovation across critical sectors of the modern economy, including transportation, energy, robotics, defense, and aerospace. More information is available at https://mpmaterials.com/.
Join the MP Materials community on X, YouTube, and LinkedIn.
We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. MP Materials Corp. (the “Company,” “we,” “us” and “our”) intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the price and market for rare earth materials; the continued demand for rare earth materials and the market for rare earth materials generally; future demand for magnets; estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including expected NdPr oxide production and shipments; the Company’s mining and magnet projects, including the Company’s ability to expand its heavy rare earth separation capabilities, and to develop the 10X Facility and to achieve run rate production of separated rare earth materials and production of commercial metal and magnets; the transactions (“Transactions”) with the United States Department of War ( the “DoW”) formerly known as the Department of Defense, the timing and consummation of future phases of the Transactions, the Company’s and the DoW’s future obligations related to the Transactions; the availability of government appropriations, funding and support for the Transactions; the availability of additional or replacement funding for our development projects and operations; statements regarding expectations and benefits of a long-term agreement with Apple and the Company’s ability to supply U.S.-produced rare earth magnets; the ability to achieve technological advancements and supply chain objectives and the timing thereof; and statements related to the incentives in the State of Texas related to the 10X Facility. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the heightened significance of the development of the Company’s midstream and downstream operations, including ramping its separation capabilities, and its ability to vertically integrate its value chain; risks related to the timing and achievement of expected business milestones, including with respect to the construction of the 10X Facility; the availability of appropriations from the legislative branch of the federal government and the ability of the DoW to obtain funding and support for the Transactions; the determination by the legislative, judicial or executive branches of the federal government that any aspect of the Transactions was unauthorized, void or voidable; our ability to obtain additional or replacement financing, as needed; our ability to effectively assess, determine and monitor the financial, tax and accounting treatment of the Transactions, together with our and the DoW’s obligations thereunder; challenges associated with identifying alternate sales channels and customers for the highly-specialized products contemplated by the Transactions should the partnership be altered or terminated; our ability to effectively use the proceeds and utilize the other anticipated benefits of the Transactions as contemplated thereby; risks related to the Company’s long-term agreement with Apple and the Company’s ability to meet the obligations thereunder, including risks related to our ability to construct, develop and scale our facilities, technology and production; fluctuations in the pricing and volume of the magnet products to be produced under the agreement with Apple, risks related to our ability to satisfy the conditions necessary to receive the Texas incentives related to the 10X Facility, our ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; limitations on the Company’s ability to transact with non-U.S. customers; changes in trade and other policies and priorities in U.S. and foreign governments, including with respect to tariffs; fluctuations, variability and uncertainty in demand and pricing in the market for rare earth products, including magnets; volatility in the price of our common stock; and those risk factors discussed in the Company’s filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; other income or loss; and other items that management does not consider representative of our underlying operations. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; change in fair value of derivative instruments; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per common share, excluding the per-share impact of each adjusting item described in the previous sentence (the numerator) divided by the adjusted diluted weighted-average shares outstanding (the denominator).
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Segment Information
The Company’s reportable segments, which are primarily based on the Company’s internal organizational structure and types of products, are its two operating segments—Materials and Magnetics.
The Materials segment operates the Mountain Pass Rare Earth Mine and Processing Facility located near Mountain Pass, San Bernardino County, California, which produces refined rare earth products as well as rare earth concentrate and related products. The Magnetics segment includes (i) the rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (“Independence”), where the Company produces and sells magnetic precursor products and, beginning in December 2025, commenced manufacturing neodymium-iron-boron permanent magnets, and (ii) the 10X Facility.
Segment Adjusted EBITDA is management’s primary segment measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. Segment Adjusted EBITDA is calculated as segment revenues and price protection agreement income less significant segment expenses, specifically, cost of sales (excluding depreciation, depletion and amortization and stock-based compensation expense) and selling, general and administrative expenses (excluding stock-based compensation expense), as well as certain other operating expenses (referred to as “other segment items”). Significant segment expenses and other segment items also exclude certain costs that are non-recurring, non-cash or are not related to the segments’ underlying business performance.
Key Performance Indicators
NdPr Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. This measure refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the separating and finishing capacity and efficiency of the Company’s midstream operations.
NdPr Sales Volume for a given period is measured in MTs and on an NdPr oxide-equivalent basis (as further discussed below). NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. A unit, or MT, is considered sold once the Materials segment recognizes revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For these NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated based on the volume of NdPr oxide used to produce such NdPr metal. In the first quarter of 2026, to better reflect current contractual production yields, we began to utilize an assumed material conversion ratio of 1.25, such that a sale of 100 MTs of NdPr metal would be included in this KPI as 125 MTs of NdPr oxide-equivalent. Prior to this update, we utilized an assumed material conversion ratio of 1.20. The prior period amounts have not been recast. Beginning with the fourth quarter of 2025, NdPr Sales Volume for the Materials segment includes intercompany sales made to the Magnetics segment.
REO Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and includes volumes fed into downstream circuits for producing separated rare earth products, a portion of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the mining and processing capacity and efficiency of the Company’s upstream operations.
Contacts
Investors:
IR@mpmaterials.com
Media:
media@mpmaterials.com